Exhibit 28.B

MONTHLY SERVICER’S CERTIFICATE

Bank One, Delaware, National Association

First Chicago Master Trust II

April 10, 2003

The undersigned, a duly authorized representative of Bank One, Delaware, National Association (“the Bank”), as Servicer pursuant to the Pooling and Servicing Agreement dated as of June 1, 1990, as amended and restated as of September 1, 1999, as amended and supplemented, (the “Pooling and Servicing Agreement”) by and between the Bank, as Seller and Servicer and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement

2. The Bank is as of the date hereof the Seller and Servicer under the Pooling and Servicing Agreement

3. The undersigned is a Servicing Officer

4. The aggregate amount of Collections processed for the Due Period for this Distribution Date was equal to	$3,248,426,018.28

5. (a) The aggregate amount of such Collections allocated to Principal Receivables for the Due Period for this Distribution Date was equal to	$3,132,825,777.10

(b) The aggregate amount of such Collections allocated to Finance Charge Receivables for the Due Period for this Distribution Date was equal to	$115,600,241.18

6. (a) The aggregate Interchange Amount (which will be included as Finance Charge Receivables for all Series) for this Distribution Date was equal to	$50,125,212.43

(b) The aggregate Net Recoveries Amount (which will be included as Finance Charge Receivables for all Series) for this Distribution Date was equal to	$4,197,433.72

7. The Invested Percentage of Collections allocated to Principal Receivables for the Due Period was equal to for:

Series 1999-X	8.119%
Series 1999-Y	5.954%

8. The Invested Percentage of Collections allocated to Finance Charge Receivables for the Due Period was equal to for:

Series 1999-X	4.013%
Series 1999-Y	4.950%

9. The Invested Percentage with respect to the Investor Default Amount for the Due Period was equal to for:

Series 1999-X	4.013%
Series 1999-Y	4.950%

10. The aggregate amount of drawings or payments, if any, under the Enhancement, if any, required to be made on the next succeeding Distribution Date is equal to for:

Series 1999-X	$0.00
Series 1999-Y	$0.00

11.	The amount of interest due on the Cash Collateral Account loan, if applicable, required to be paid on the next Distribution Date is equal to for:

	Series 1999-X	$0.00
	Series 1999-Y	$0.00

12.	The amount of Monthly Servicing Fee required to be paid on the next succeeding Distribution Date is equal to for:

	Series 1999-X	$529,521.06
	Series 1999-Y	$653,248.01

13.	The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of interest is equal to for:

	Series 1999-X	$960,405.21
	Series 1999-Y	$755,636.55

14.	The aggregate amount payable to the Investor Certificateholders on the succeeding Distribution Date in respect of principal is equal to for:

	Series 1999-X	$19,508,670.52
	Series 1999-Y	$14,306,358.38

15.	The excess, if any, of the Seller Amount over the Aggregate Principal Receivables required to be maintained pursuant to the Agreement	$9,070,988,456.39

16.	The Seller Amount for the Due Period divided by Aggregate Principal Receivables for the Due Period	86.616%

17.	The Minimum Seller’s Interest Percentage	7.000%

18.

Attached hereto is a true and correct copy of the statement required to be delivered by the Servicer on the date of this Certificate to the Trustee in respect of each Series outstanding pursuant to Section 5.02(a) of the Agreement, if applicable

19.

As of the date hereof, to the best knowledge of the undersigned, no default in the performance of the obligation of the Servicer under the pooling and Servicing Agreement has occurred or is continuing except as follows

		NONE

20.	As of the date heretof no Liquidation Event has been deemed to have occurred for the Due Period for the Distribution Date with respect to any Series

21.	As of the date heretof, to the best of the knowledge of the undersigned, no Lien has been placed on any of the Receivables other than the Lien granted by the Pooling and Servicing Agreement

22.	During the preceding calendar month, the number of newly—originated Accounts was	0

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate the date first set forth above.

Bank One, Delaware, National Association as Servicer

By:	/s/ MICHAEL J GRUBB
Michael J Grubb
	Title:	First Vice President